Exhibit 99.1

TransCommunity Financial Corporation Reports 2007 Earnings

Friday February 15, 2008

GLEN ALLEN, VA.-- TransCommunity Financial Corporation (OTCBB:TCYF ) (www.tcfcorp.com ) announced today the results of operations for the year 2007. Net income for the year ended December 31, 2007 was $2.5 million, or $0.54 per share (basic and diluted), versus net income of $117 thousand, or $0.03 per share for the same period during 2006.

Results for 2007 were significantly affected by recognition at year-end of a deferred tax asset totaling $3.3 million, arising primarily from recognition by the Company of the net operating loss carry forwards generated since the Company’s inception. As a result of recognizing this deferred tax asset, the Company expects to incur tax expense related to income earned in 2008 and subsequent years.

Without recognition of this deferred tax asset, performance for 2007 would have been a loss of $829 thousand, versus net income of $117 thousand for 2006. Inclusive of the deferred tax asset, the return on average assets for 2007 was 1.16% compared to .06% for 2006. Return on average equity for 2007 was 8.23% compared to 0.39% for 2006.

During 2007, total assets grew by 20%, led by strong growth in the loan portfolio of 36%. Although the Company’s employee headcount remained constant during 2007, noninterest expenses grew 19% to $10.6 million, reflecting one-time costs associated with the consolidation of the Company’s four banking charters, and centralization of many back-room operational functions.

The Company’s net interest margin for 2007 was 5.13% versus 5.14% for 2006. Although the Company was able to maintain its historic high level of net interest margin during 2007, this key profitability indicator is expected to decline in 2008 as a result of the actions of the Federal Reserve Board to lower interest rates.

During 2007, as part of the consolidation of its bank charters, the Company centralized its credit administration function, and hired its first chief credit officer. Following consolidation, the new chief credit officer performed a full review of the entire loan portfolio. This review, plus several credit downgrades in the final quarter of the year, resulted in an increase in the allowance for loan losses during 2007 of $1.6 Million. At December 31, 2007 the allowance for loan losses stands at $3.0 million, or 1.48% of total loans. At December 31, 2006, the allowance for loan losses was $2,100,000, or 1.36% of total loans.

Commenting on these results, TransCommunity President & Chief Executive Officer Bruce Nolte noted that “2007 was a year of incredible challenges. We managed to continue to grow the Company while at the same time undergoing a major restructuring; and in the last half of the year, we negotiated and announced two mergers with Community Bankers Acquisition Corporation (“CBAC”) and Bank of Essex (“BOE”).”

“Achieving strong growth and a high Net Interest Margin. Consolidating four bank charters. Negotiating two merger. Our ability to do all these things simultaneously reflects the commitment of our board of directors and the hard work of our wonderful employees. Without their support and hard work, these favorable results could not have been achieved. As we enter 2008, the Company is positioned for growth and profitability. The mergers with CBAC and BOE will add significantly to this potential. The resulting company will be doing business in some of the best markets in the country. With consolidated capital of over $120 Million, the resulting company will be well positioned for future success.”

At December 31, 2007, total assets were $238.2 million versus $198.4 million at December 31, 2006. Loans, net of the allowance for loan losses, equaled $202.4 million, as compared with $149.3 million at year-end 2006. Total deposits at December 31, 2007 were $203.6 million, representing growth of 23.4% from $165.0 million at year-end 2006.

	December 31, 2007	December 31, 2006
	Unaudited
Assets	(dollars in thousands)
Cash and due from banks	$2,204	$3,669
Federal funds sold	2,107	1,422
Total cash and cash equivalents	4,311	5,091
Securities available for sale, at fair value	10,243	13,597
Securities held to maturity, fair value of $6,393 and $21,286 at December 31, 2007 and December 31, 2006, respectively	6,400	21,420
Loans	205,480	151,399
Allowance for loan losses	(3,036)	(2,065)
Total loans, net	202,444	149,334
Premises and equipment, net	8,205	6,689
Other investments	938	896
Assets from discontinued operations, net	-	88
Deferred tax asset	3,312	-
Other assets	2,418	1,330
Total assets	$238,271	$198,445

Liabilities
Deposits:
Demand:
Noninterest bearing	$20,390	$20,450
Interest bearing	41,768	37,850
Savings	10,174	9,478
Time	131,266	97,195
Total deposits	203,598	164,973
Note payable	-	500
Federal funds purchased	-	1,517
Accrued interest payable	682	540
Liabilities from discontinued operations, net	-	10
Accrued expenses and other liabilities	758	352
Total liabilities	$205,038	$167,892

Stockholders' Equity
Common stock (25,000,000 shares authorized $.01 par value) 4,586,741 and 4,581,741 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	46	46
Additional paid in capital	39,926	39,809

Accumulated deficit	(6,764)	(9,262)
Accumulated other comprehensive income (loss)	25	(40)
Total stockholders' equity	$33,233	$30,553
Total liabilities and stockholders' equity	$238,271	$198,445

TRANSCOMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(Dollars and shares in thousands, except per share data)
Interest and dividend income
Interest on loans, including fees	$15,795	$12,366
Interest on federal funds sold	570	1,115
Interest on debt securities-taxable	711	765
Dividends on equity securities	67	61
Total interest and dividend income	17,143	14,307
Interest expense
Interest on deposits	6,628	4,475
Interest on secured borrowings	-	471
Interest on other borrowed funds	48	12
Total interest expense	6,676	4,958
Net interest income	10,467	9,349
Provision for loan losses	1,686	493
Net interest income after provision for loan losses	8,781	8,856
Noninterest income
Bank service charges and fees	1,110	1,011
Total noninterest income	1,110	1,011
Noninterest expense
Salaries and employee benefits	5,433	4,711
Occupancy expenses	723	689
Equipment expenses	699	600
Other operating expenses	3,788	2,933
Total noninterest expense	10,643	8,933
(Loss) income from continuing operations before income taxes	(752)	934
Income tax expense (benefit)	(3,325)	15
Net income from continuing operations	2,573	919
Net loss from discontinued operations	(77)	(802)
Net income	$2,496	$117
Net income per share from continuing operations (basic and diluted)	$0.56	$0.20
Net income per share (basic and diluted)	$0.54	$0.03
Weighted average number of shares outstanding	4,587	4,582

Additional Information About the Mergers and Where to Find It

In connection with the proposed mergers, CBAC has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus to register the shares of CBAC common stock to be issued to the shareholders of the Company and will file with the SEC a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of BOE. A definitive joint proxy statement/prospectus will be sent to the shareholders of CBAC and of BOE or the Company, as applicable, seeking their approval of the applicable merger. In addition, each of the Company, BOE and CBAC may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUSES INCLUDED WITHIN THE REGISTRATION STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOE, THE COMPANY, CBAC AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov . Free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with BOE also may be obtained by directing a request by telephone or mail to: BOE Financial Services of Virginia, Inc., 1325 Tappahannock Blvd, P.O. Box 965, Tappahannock, VA 22560, Attention: Investor Relations (telephone: (804) 443-4343), or by accessing BOE's website at http://www.bankofessex.com under “Investor Relations,” and free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with the Company also may be obtained by directing a request by telephone or mail to: TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen. VA 23060, Attention: Investor Relations (telephone: (804) 934-9999), or by accessing the Company’s website at http://www.TCFCorp.com under “Investor Relations.” Free copies of both joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to: Community Bankers Acquisition Corporation, 9912 Georgetown Pike, Suite D203, Great Falls, VA 22066, Attention: Investor Relations (telephone : (703) 759-0751). The information on BOE's and the Company’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company or CBAC makes with the SEC.

BOE, the Company and CBAC and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of BOE and the Company, as applicable, and/or CBAC in connection with the merger. Information about the directors and executive officers of BOE is set forth in the proxy statement for BOE's 2007 annual meeting of shareholders filed with the SEC on April 13, 2007. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2007 annual meeting of shareholders filed with the SEC on April 23, 2007. Information about the directors and executive officers of CBAC is set forth in the Annual Report on Form 10-K filed with the SEC on June 29, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BOE, the Company and CBAC and the resulting company, include but are not limited to: (1) the businesses of BOE, the Company and/or

CBAC may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in BOE’s and the Company’s market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BOE, the Company or CBAC with the SEC. The Company undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.